TIDAL TRUST II 485BPOS

Exhibit 99(e)(i)(12)

TWELFTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This twelfth amendment (“Amendment”) to the ETF Distribution Agreement dated as of July 5, 2022 (the “Agreement”), by and between Tidal Trust II (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of November 9, 2023 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST II	FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Option Income Strategy ETF
YieldMax KWEB Option Income Strategy ETF
YieldMax GDX Option Income Strategy ETF
YieldMax XBI Option Income Strategy ETF
YieldMax TLT Option Income Strategy ETF
YieldMax AAPL Option Income Strategy ETF
YieldMax AMZN Option Income Strategy ETF
YieldMax BRK.B Option Income Strategy ETF
YieldMax COIN Option Income Strategy ETF
YieldMax META Option Income Strategy ETF
YieldMax GOOG Option Income Strategy ETF
YieldMax NFLX Option Income Strategy ETF
YieldMax NVDA Option Income Strategy ETF
YieldMax SQ Option Income Strategy ETF
YieldMax TSLA Option Income Strategy ETF
YieldMax ABNB Option Income Strategy ETF
YieldMax AMD Option Income Strategy ETF
YieldMax MRNA Option Income Strategy ETF
YieldMax PYPL Option Income Strategy ETF
YieldMax DIS Option Income Strategy ETF
YieldMax JPM Option Income Strategy ETF
YieldMax MSFT Option Income Strategy ETF
YieldMax XOM Option Income Strategy ETF
YieldMax AI Option Income Strategy ETF
YieldMax ROKU Option Income Strategy ETF
YieldMax SNOW Option Income Strategy ETF
YieldMax ZM Option Income Strategy ETF
YieldMax ADBE Option Income Strategy ETF
YieldMax NKE Option Income Strategy ETF
YieldMax ORCL Option Income Strategy ETF
YieldMax INTC Option Income Strategy ETF
YieldMax BIIB Option Income Strategy ETF
YieldMax BA Option Income Strategy ETF

YieldMax TGT Option Income Strategy ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF
The Meet Kevin Moderate ETF

REX Daily Short MSTR ETF
REX Daily Short COIN ETF
REX Daily Short GME ETF
REX Daily Short AMC ETF
REX Daily Short PTON ETF
REX Daily Short TLRY ETF

REX Daily Short NKLA ETF
REX Daily Short HOOD ETF
REX Daily Short BYND ETF
REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

Pinnacle Focused Opportunities ETF

Veridien Climate Action ETF

REX Daily Target 1.5X MSTR ETF

Return StackedTM Bonds & Managed Futures ETF
Return StackedTM Global Stocks & Bonds ETF
Return StackedTM U.S. Stocks & Managed Futures ETF

DGA Absolute Return ETF

Tactical Advantage ETF

Cloudy Tune ETF

Roundhill Generative AI & Technology ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Grizzle Growth ETF

Defiance Nasdaq 100 Enhanced Options Income ETF
Defiance S&P 500 Enhanced Options Income ETF
Defiance R2000 Enhanced Options Income ETF

CoreValues Alpha Greater China Growth ETF

Hilton Small-MidCap Opportunity ETF